Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	Jurisdiction
Long Island Brand Beverages**	Delaware
Cullen Agricultural Holding Corp.**	Delaware

**Each of these subsidiaries is wholly-owned by the Registrant.